Exhibit 99.2

Wednesday August 29, 5:00 pm Eastern Time

Press Release

SOURCE: Infu-Tech, Inc.

Infu-Tech, Inc. announces that its principal operating subsidiary files for bankruptcy protection CARLSTADT, N.J., Infu-Tech, Inc.(a Delaware Corporation) (INFU.OB.), a provider of infusion therapy and medical products, announced today that its principal operating subsidiary, Infu-Tech, Inc. (a New Jersey Corporation) filed for chapter 11 bankruptcy protection in U.S. Bankruptcy Court, Newark, NJ on August 22, 2001. The company made this decision as a result of Heller Healthcare Finance, Inc.'s call of its Revolving Credit note, which resulted in the inability of the company to use its cash receipts to maintain operations. The Bankruptcy Court has approved the company's initial request to use cash receipts to maintain its operations.

Statements in this press release which are not historical, including management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the risk factors and other information set forth in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from any forward-looking statements and may vary from management's expectations and cannot be guaranteed.

SOURCE: Infu-Tech, Inc.